ELME COMMUNITIES
2016 OMNIBUS INCENTIVE PLAN
(as amended and restated effective as of May 30, 2024)

TABLE OF CONTENTS

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10.1 Grant of Restricted Shares, Restricted Share Units, and Deferred Share Units. 17

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ELME COMMUNITIES 2016 OMNIBUS INCENTIVE PLAN
(AS AMENDED AND RESTATED EFFECTIVE AS OF MAY 30, 2024)
1.    PURPOSE
The Plan is intended to (a) provide eligible individuals with an incentive to contribute to the success of the Trust and to operate and manage the Trust’s business in a manner that will provide for the Trust’s long-term growth and profitability and that will benefit its shareholders and other important stakeholders, including its employees and customers, and (b) provide a means of recruiting, rewarding, and retaining key personnel. To this end, the Plan provides for the grant of Awards of Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Deferred Share Units, Unrestricted Shares, Dividend Equivalent Rights, Performance Shares and other Performance-Based Awards, LTIP Units, Other Equity-Based Awards, and cash bonus awards. Any of these Awards may, but need not, be made as performance incentives to reward the holders of such Awards for the achievement of performance goals in accordance with the terms of the Plan. Options granted under the Plan may be Nonqualified Share Options or Incentive Share Options, as provided herein.
2.    DEFINITIONS
For purposes of interpreting the Plan documents, including the Plan and Award Agreements, the following capitalized terms shall have the meanings specified below, unless the context clearly indicates otherwise:
2.1    “Affiliate” shall mean any Person that controls, is controlled by, or is under common control with the Trust within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary, such as the Operating Partnership. For purposes of grants of Options or Share Appreciation Rights, an entity may not be considered an Affiliate unless the Trust holds a Controlling Interest in such entity.
2.2    “Applicable Laws” shall mean the legal requirements relating to the Plan and the Awards under (a) applicable provisions of the Code, the Securities Act, the Exchange Act, any rules or regulations thereunder, and any other laws, rules, regulations, and government orders of any jurisdiction applicable to the Trust or its Affiliates, (b) applicable provisions of the corporate, securities, tax, and other laws, rules, regulations, and government orders of any jurisdiction applicable to Awards granted to residents thereof, and (c) the rules of any Stock Exchange or Securities Market on which the Common Shares are listed or publicly traded.
2.3    “Award” shall mean a grant under the Plan of an Option, a Share Appreciation Right, Restricted Share, a Restricted Share Unit, a Deferred Share Unit, Unrestricted Share, a Dividend Equivalent Right, a Performance Share or other Performance-Based Award, an LTIP Unit, Other Equity-Based Award, or cash.
2.4    “Award Agreement” shall mean the agreement or sub-plan, in such written, electronic, or other form as determined by the Committee that establishes terms and conditions of an Award or Awards between the Trust (or an Affiliate) and one or more Grantees subject to such agreements or sub-plans.
2.5    “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

2.6    “Benefit Arrangement” shall mean any formal or informal plan or other arrangement for the direct or indirect provision of compensation to a Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee.
2.7    “Board” shall mean the Board of Trustees of the Trust.
2.8    “Cause” shall have the meaning set forth in an applicable Award Agreement between a Grantee and the Trust or an Affiliate, and in the absence of any such Award Agreement, shall mean, with respect to any Grantee and as determined by the Committee, (a) gross negligence or willful misconduct in connection with the performance of duties; (b) conviction of, or pleading guilty or nolo contendere to, a criminal offense (other than minor traffic offenses); or (c) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property, or non-competition agreements, if any, between such Grantee and the Trust or an Affiliate. Any determination by the Committee regarding whether an event constituting Cause shall have occurred shall be final, binding, and conclusive.
2.9    “Capital Stock” shall mean, with respect to any Person, any and all shares, interests, participations, or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Effective Date or issued thereafter, including, without limitation, all Common Shares.
2.10    “Change in Control” shall mean, subject to Section 19.10, the occurrence of any of the following:
(a)    A transaction or a series of related transactions whereby any Person or Group (other than the Trust or any Affiliate) becomes the Beneficial Owner of more than fifty percent (50%) of the total voting power of the Voting Shares of the Trust, on a Fully Diluted Basis;
(b)    Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) (together with any new trustees whose election by such Incumbent Board or whose nomination by such Incumbent Board for election by the shareholders of the Trust was approved by a vote of at least a majority of the members of such Incumbent Board then in office who either were members of such Incumbent Board or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of such Board then in office;
(c)    The Trust consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Trust (regardless of whether the Trust is the surviving Person), other than any such transaction in which the Prior Shareholders own directly or indirectly at least a majority of the voting power of the Voting Shares of the surviving Person in such reorganization, merger, or consolidation transaction immediately after such transaction;
(d)    The consummation of any direct or indirect sale, lease, transfer, conveyance, or other disposition (other than by way of reorganization, merger, or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Trust and its Subsidiaries, taken as a whole, to any Person or Group (other than the Trust or any Affiliate); or
(e)    The consummation of a liquidation, winding up, or dissolution of the Trust.

The Board shall have full and final authority, in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control, and any incidental matters relating thereto. For the avoidance of doubt, notwithstanding anything to the contrary in the above definition of Change in Control, an Internal Reorganization as defined in Section 17.2 shall not constitute a Change in Control.
2.11    “Code” shall mean the Internal Revenue Code of 1986, as amended, as now in effect or as hereafter amended, and any successor thereto. References in the Plan to any Code Section shall be deemed to include, as applicable, regulations and guidance promulgated under such Code Section.
2.12    “Committee” shall mean a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.1.2 and Section 3.1.3 (or, if no Committee has been so designated, the Board).
2.13    “Controlling Interest” shall have the meaning set forth in Treasury Regulation Section 1.414(c)-2(b)(2)(i); provided that (a) except as specified in clause (b) below, an interest of “at least 50 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i), and (b) where a grant of Options or Share Appreciation Rights is based upon a legitimate business criterion, an interest of “at least 20 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i).
2.14    “Deferred Share Unit” shall mean a Restricted Share Unit, the terms of which provide for delivery of the underlying Shares, cash, or a combination thereof subsequent to the date of vesting, at a time or times consistent with the requirements of Code Section 409A.
2.15    “Disability” shall mean the inability of a Grantee to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than twelve (12) months; provided that, with respect to rules regarding the expiration of an Incentive Share Option following termination of a Grantee’s Service, Disability shall mean the inability of such Grantee to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.
2.16    “Disqualified Individual” shall have the meaning set forth in Code Section 280G(c).
2.17    “Dividend Equivalent Right” shall mean a right, granted to a Grantee pursuant to Article 12, entitling the Grantee thereof to receive, or to receive credits for the future payment of, cash, Shares, other Awards, or other property equal in value to dividend payments or distributions, or other periodic payments, declared or paid with respect to a number of Shares specified in such Dividend Equivalent Right (or other Award to which such Dividend Equivalent Right relates) as if such Shares had been issued to and held by the Grantee of such Dividend Equivalent Right as of the record date.
2.18    “Effective Date” means May 30, 2024.
2.19    “Employee” shall mean, as of any date of determination, an employee (including an officer) of the Trust or an Affiliate.

2.20    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, as now in effect or as hereafter amended, and any successor thereto.
2.21    “Fair Market Value” shall mean the fair market value of a Share for purposes of the Plan, which shall be, as of any date of determination, the following:
(a)    If on such date the Shares are listed on a Stock Exchange, or are publicly traded on another Securities Market, the Fair Market Value of a Share shall be the closing price of the Share as reported on such Stock Exchange or such Securities Market (provided that, if there is more than one such Stock Exchange or Securities Market, the Committee shall designate the appropriate Stock Exchange or Securities Market for purposes of the Fair Market Value determination). If there is no such reported closing price on such date, the Fair Market Value of a Share shall be the closing price of the Share on the next preceding day on which any sale of Shares shall have been reported on such Stock Exchange or such Securities Market.
(b)    If on such date the Shares are not listed on a Stock Exchange or publicly traded on a Securities Market, the Fair Market Value of a Share shall be the value of a Share as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.
Notwithstanding this Section 2.21or Section 19.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to Section 19.3, the Fair Market Value will be determined by the Committee in good faith using any reasonable method as it deems appropriate, to be applied consistently with respect to Grantees; provided, further, that the Committee shall determine the Fair Market Value of Shares for tax withholding obligations due in connection with sales, by or on behalf of a Grantee, of such Shares subject to an Award to pay the Option Price, SAR Price, and/or any tax withholding obligation on the same date on which such Shares may first be sold pursuant to the terms of the applicable Award Agreement (including broker-assisted cashless exercises of Options and Share Appreciation Rights, as described in Section 15.3, and sell-to-cover transactions) in any manner consistent with applicable provisions of the Code, including but not limited to using the sale price of such Shares on such date (or if sales of such Shares are effectuated at more than one sale price, the weighted average sale price of such Shares on such date) as the Fair Market Value of such Shares, so long as such Grantee has provided the Trust, or its designee or agent, with advance written notice of such sale.
2.22    “Family Member” shall mean, with respect to any Grantee as of any date of determination, (a) a Person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of such Grantee, (b) any Person sharing such Grantee’s household (other than a tenant or employee), (c) a trust in which any one or more of the Persons specified in clauses (a) and (b) above (and such Grantee) own more than fifty percent (50%) of the beneficial interest, (d) a foundation in which any one or more of the Persons specified in clauses (a) and (b) above (and such Grantee) control the management of assets, and (e) any other entity in which one or more of the Persons specified in clauses (a) and (b) above (and such Grantee) own more than fifty percent (50%) of the voting interests.
2.23    “Fully Diluted Basis” shall mean, as of any date of determination, the sum of (x) the number of Voting Shares outstanding as of such date of determination plus (y) the number of Voting Shares issuable upon the exercise, conversion, or exchange of all then-outstanding warrants, options, convertible Capital Stock or indebtedness, exchangeable Capital Stock or indebtedness, or other rights exercisable for or convertible or exchangeable into, directly or indirectly, Voting Shares, whether at the time of issue or upon the passage of time or upon the occurrence of some future event, and whether or not in-the-money as of such date of determination.

    2.24    “Grant Date” shall mean, as determined by the Committee, the latest to occur of (a) the date as of which the Committee approves the Award, (b) the date on which the recipient of an Award first becomes eligible to receive an Award under Article 6 hereof (e.g., in the case of a new hire, the first date on which such new hire performs any Service), or (c) such subsequent date specified by the Committee in the corporate action approving the Award.
2.25    “Grantee” shall mean a Person who receives or holds an Award under the Plan.
2.26    “Group” shall have the meaning set forth in Sections 13(d) and 14(d)(2) of the Exchange Act.
2.27    “Incentive Share Option” shall mean an “incentive stock option” within the meaning of Code Section 422.
2.28    “Internal Reorganization” shall have the meaning set forth in Section 17.2.
2.29    “Long Term Incentive Unit” or “LTIP Unit” shall mean an interest in the Operating Partnership awarded to a Grantee pursuant to Article 14.
2.30    “Nonqualified Share Option” shall mean an Option that is not an Incentive Share Option.
2.31    “Non-Employee Trustee” shall have the meaning set forth in Rule 16b-3 under the Exchange Act.
2.32    “Officer” shall have the meaning set forth in Rule 16a-1(f) under the Exchange Act.
2.33    “Operating Partnership” shall mean WashREIT OP LLC, a Delaware limited liability company, and any successor thereto or any Affiliate designated by the Committee as the “operating partnership” entity of the Trust.
2.34    “Operating Partnership Agreement” shall mean the Limited Liability Company Agreement (or other governing document) of the Operating Partnership, as amended and/or restated from time to time.
2.35    “Option” shall mean an option to purchase one or more Shares at a specified Option Price awarded to a Grantee pursuant to Article 8.
2.36    “Option Price” shall mean the per share exercise price for Shares subject to an Option.
2.37    “Other Agreement” shall mean any agreement, contract, sub-plan or understanding heretofore or hereafter entered into by a Grantee with the Trust or an Affiliate, except an agreement, contract, sub-plan or understanding that expressly addresses Code Section 280G and/or Code Section 4999.
2.38    “Other Equity-Based Award” shall mean an Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, other than an Option, a Share Appreciation Right, Restricted Shares, a Restricted Share Unit, a Deferred Share Unit, Unrestricted Shares, a Dividend Equivalent Right, an LTIP Unit, or a Performance Share or other Performance-Based Award.

2.39    “Parachute Payment” shall mean a “parachute payment” within the meaning of Code Section 280G(b)(2).

    2.40    “Performance-Based Award” shall mean an Award of Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Deferred Share Units, Performance Shares, Other Equity-Based Awards, or cash made subject to the achievement of performance goals (as provided in Article 13) over a Performance Period specified by the Committee.
2.41    “Performance Measures” shall mean measures as specified in Section 13.5.4 on which the performance goal or goals under Performance-Based Awards are based.
2.42    “Performance Period” shall mean the period of time, up to ten (10) years, during or over which the performance goals under Performance-Based Awards must be met in order to determine the degree of payout and/or vesting with respect to any such Performance-Based Awards.
2.43    “Performance Shares” shall mean a Performance-Based Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, made subject to the achievement of performance goals (as provided in Article 13) over a Performance Period of up to ten (10) years.
2.44    “Person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof; provided that, for purposes of Section 2.10(a) and Section 2.10(d), Person shall have the meaning set forth in Sections 13(d) and 14(d)(2) of the Exchange Act.
2.45    “Plan” shall mean this Elme Communities 2016 Omnibus Incentive Plan, as amended and/or restated from time to time.
2.46    “Prior Plan” shall mean the Washington Real Estate Investment Trust 2007 Omnibus Incentive Plan, as amended and/or restated from time to time.
2.47    “Prior Shareholders” shall mean the holders of equity securities that represented one hundred percent (100%) of the Voting Shares of the Trust immediately prior to a reorganization, merger, or consolidation involving the Trust (or other equity securities into which such equity securities are converted as part of such reorganization, merger, or consolidation transaction).
2.48    “Restricted Period” shall mean a period of time established by the Committee during which an Award of Restricted Shares, Restricted Share Units, or Deferred Share Units is subject to restrictions.
2.49    “Restricted Shares” shall mean Shares awarded to a Grantee pursuant to Article 10.
2.50    “Restricted Share Unit” shall mean a bookkeeping entry representing the equivalent of one (1) Share awarded to a Grantee pursuant to Article 10 that may be settled, subject to the terms and conditions of the applicable Award Agreement, in Shares, cash, or a combination thereof.
2.51    “SAR Price” shall mean the per share exercise price of a SAR.
2.52    “Securities Act” shall mean the Securities Act of 1933, as amended, as now in effect or as hereafter amended, and any successor thereto.

2.53    “Securities Market” shall mean an established securities market.

    2.54    “Separation from Service” shall have the meaning set forth in Code Section 409A.
2.55    “Service” shall mean service qualifying a Grantee as a Service Provider to the Trust or an Affiliate. Unless otherwise provided in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Trust or an Affiliate. Subject to the preceding sentence, any determination by the Committee whether a termination of Service shall have occurred for purposes of the Plan shall be final, binding, and conclusive. If a Service Provider’s employment or other Service relationship is with an Affiliate and the applicable entity ceases to be an Affiliate, a termination of Service shall be deemed to have occurred when such entity ceases to be an Affiliate unless the Service Provider transfers his or her employment or other Service relationship to the Trust or any other Affiliate.
2.56    “Service Provider” shall mean (a) an Employee or trustee or director of the Trust or an Affiliate, or (b) a consultant or adviser to the Trust or an Affiliate (i) who is a natural person, (ii) who is currently providing bona fide services to the Trust or an Affiliate, and (iii) whose services are not in connection with the Trust’s sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Trust’s Capital Shares.
2.57    “Service Recipient Stock” shall have the meaning set forth in Code Section 409A.
2.58    “Share Limit” shall have the meaning set forth in Section 4.1.
2.59    “Short-Term Deferral Period” shall have the meaning set forth in Code Section 409A.
2.60    “Share” or “Shares” means the common shares of beneficial interest of the Trust, or any security into which Shares may be changed or for which Shares may be exchanged as provided in Section 17.1.
2.61    “Share Appreciation Right” or “SAR” shall mean a right granted to a Grantee pursuant to Article 9.
2.62    “Stock Exchange” shall mean the New York Stock Exchange, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, or another established national or regional stock exchange.
2.63    “Subsidiary” shall mean any corporation or non-corporate entity with respect to which the Trust owns, directly or indirectly, fifty percent (50%) or more of the total combined voting power of all classes of Voting Shares. In addition, any other entity may be designated by the Committee as a Subsidiary, provided that (a) such entity could be considered as a subsidiary according to generally accepted accounting principles in the United States of America and (b) in the case of an Award of Options or Share Appreciation Rights, such Award would be considered to be granted in respect of Service Recipient Stock under Code Section 409A.
2.64    “Substitute Award” shall mean an Award granted upon assumption of, or in substitution for, outstanding awards previously granted under a compensatory plan of the Trust, an Affiliate, or a business entity acquired or to be acquired by the Trust or an Affiliate or with which the Trust or an Affiliate has combined or will combine.

2.65    “Ten Percent Shareholder” shall mean a natural Person who owns more than ten percent (10%) of the total combined voting power of all classes of Voting Shares of the Trust, the Trust’s parent (if any), or any of the Trust’s Subsidiaries. In determining share ownership, the attribution rules of Code Section 424(d) shall be applied.
2.66    “Trust” shall mean Elme Communities (formerly known as Washington Real Estate Investment Trust), a Maryland real estate investment trust, and any successor thereto, including any entity that is a constituent party in any merger or other combination involving the Trust and that survives or succeeds as a publicly traded entity (including, without limitation, by virtue of a triangular merger structure) as part of any Internal Reorganization or other restructuring.
2.67    “Unrestricted Shares” shall mean Shares that are free of any restrictions.
2.68    “Voting Shares” shall mean, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of trustees, directors, managers, or other voting members of the governing body of such Person.
3.    ADMINISTRATION OF THE PLAN
3.1    Committee.
3.1.1    Powers and Authorities.
The Committee shall administer the Plan and shall have such powers and authorities related to the administration of the Plan as are consistent with the Trust’s declaration of trust and bylaws and Applicable Laws. Without limiting the generality of the foregoing, the Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award, or any Award Agreement and shall have full power and authority to take all such other actions and to make all such other determinations not inconsistent with the specific terms and provisions of the Plan which the Committee deems to be necessary or appropriate to the administration of the Plan, any Award, or any Award Agreement. All such actions and determinations shall be made by (a) the affirmative vote of a majority of the members of the Committee present at a meeting at which a quorum is present, or (b) the unanimous consent of the members of the Committee executed in writing or evidenced by electronic transmission in accordance with the Trust’s declaration of trust and bylaws and Applicable Laws. Unless otherwise expressly determined by the Board, the Committee shall have the authority to interpret and construe all provisions of the Plan, any Award, and any Award Agreement, and any such interpretation or construction, and any other determination contemplated to be made under the Plan or any Award Agreement, by the Committee shall be final, binding, and conclusive on all Persons, whether or not expressly provided for in any provision of the Plan, such Award, or such Award Agreement.
In the event that the Plan, any Award, or any Award Agreement provides for any action to be taken by the Board or any determination to be made by the Board, such action may be taken or such determination may be made by the Committee constituted in accordance with this Section 3.1 if the Board has delegated the power and authority to do so to such Committee.
Notwithstanding any provision of the Plan to the contrary, neither the Committee nor the Board shall take any action or grant any Awards under the Plan that could cause the Trust to fail to qualify as a real estate investment trust for federal income tax purposes.

3.1.2    Composition of the Committee.
The Committee shall be a committee composed of not fewer than two (2) trustees of the Trust designated by the Board to administer the Plan. Each member of the Committee shall be (a) a Non-Employee Trustee and (b) an independent trustee in accordance with the rules of any Stock Exchange on which the Shares are listed; provided that any action taken by the Committee shall be valid and effective whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 3.1.2 or otherwise provided in any charter of the Committee. As of the Effective Date, the Committee shall be the Compensation Committee of the Board.
3.1.3    Other Committees.
The Board also may appoint one or more committees of the Board, each composed of one or more trustees or directors of the Trust which (a) may administer the Plan with respect to Grantees who are not Officers or trustees of the Trust, (b) may grant Awards under the Plan to such Grantees, and (c) may determine all terms of such Awards, in each case, subject, if applicable, to the requirements of Rule 16b-3 under the Exchange Act and the rules of any Stock Exchange or Securities Market on which the Shares are listed or publicly traded.
3.2    Board.
The Board, from time to time, may exercise any or all of the powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 and other applicable provisions of the Plan, as the Board shall determine, consistent with the Trust’s declaration of trust and bylaws and Applicable Laws.
3.3    Terms of Awards.
3.3.1    Committee Authority.
Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:
(a)    designate Grantees;
(b)    determine the type or types of Awards to be made to a Grantee;
(c)    determine the number of Shares to be subject to an Award or to which an Award relates;
(d)    establish the terms and conditions of each Award (including the Option Price, the SAR Price, and the purchase price for applicable Awards; the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the Shares subject thereto; the treatment of an Award in the event of a Change in Control (subject to applicable agreements); and any terms or conditions that may be necessary to qualify Options as Incentive Share Options);
(e)    prescribe the form of each Award Agreement evidencing an Award, if any;
(f)    subject to the limitation on repricing in Section 3.4, amend, modify, or supplement the terms of any outstanding Award, which authority shall include the authority, in order to effectuate the purposes of the

Plan but without amending the Plan, to make Awards or to modify outstanding Awards made to eligible natural Persons who are foreign nationals or are natural Persons who are employed outside the United States to reflect differences in local law, tax policy, or custom; provided that, notwithstanding the foregoing, no amendment, modification, or supplement of the terms of any outstanding Award shall, without the consent of the Grantee thereof, impair such Grantee’s rights under such Award; and
(g)    make Substitute Awards.
3.3.2    Forfeiture; Recoupment.
The Committee may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee with respect to an Award thereunder on account of actions taken by, or failed to be taken by, such Grantee in violation or breach of, or in conflict with, any (a) employment agreement, (b) non-competition agreement, (c) agreement prohibiting solicitation of Employees or clients of the Trust or an Affiliate, (d) confidentiality obligation with respect to the Trust or an Affiliate, (e) Trust or Affiliate policy or procedure, (f) other agreement, or (g) other obligation of such Grantee to the Trust or an Affiliate, as and to the extent specified in such Award Agreement. If the Grantee of an outstanding Award is an Employee of the Trust or an Affiliate and such Grantee’s Service is terminated for Cause, the Committee may annul such Grantee’s outstanding Award as of the date of the Grantee’s termination of Service for Cause.
Any Award granted pursuant to the Plan shall be subject to mandatory repayment by the Grantee to the Trust (x) to the extent set forth in this Plan or an Award Agreement or (y) to the extent the Grantee is, or in the future becomes, subject to (1) any Trust or Affiliate “clawback” or recoupment policy, including any such policy that is adopted to comply with the requirements of any Applicable Laws, or (2) any Applicable Laws which impose mandatory recoupment, under circumstances set forth in such Applicable Laws.
3.4    No Repricing Without Shareholder Approval.
Except in connection with a corporate transaction involving the Trust (including, without limitation, any share dividend, distribution (whether in the form of cash, Shares, other securities, or other property), share split, extraordinary dividend, recapitalization, Internal Reorganization, Change in Control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares, or other securities or similar transaction), the Trust may not: (a) amend the terms of outstanding Options or SARs to reduce the Option Price or SAR Price, as applicable, of such outstanding Options or SARs; (b) cancel outstanding Options or SARs in exchange for or substitution of Options or SARs with an Option Price or SAR Price, as applicable, that is less than the Option Price or SAR Price, as applicable, of the original Options or SARs; or (c) cancel outstanding Options or SARs with an Option Price or SAR Price, as applicable, above the current Fair Market Value in exchange for cash or other securities, in each case, unless such action (i) is subject to and approved by the Trust's shareholders or (ii) would not be deemed to be a repricing under the rules of any Stock Exchange or Securities Market on which the Shares are listed or publicly traded.
3.5    Deferral Arrangement.
The Committee may permit or require the deferral of any payment pursuant to any Award into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalent Rights and, in connection therewith, provisions for converting such credits into Deferred Share Units and for restricting deferrals to comply with hardship distribution rules affecting tax-qualified retirement plans subject to Code Section 401(k)(2)(B)(IV); provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. Any such deferrals shall be made in a manner that complies with Code Section 409A, including, if applicable, with respect to when a Separation from Service occurs.
3.6    Registration; Share Certificates.
Notwithstanding any provision of the Plan to the contrary, the ownership of the Shares issued under the Plan may be evidenced in such a manner as the Committee, in its sole discretion, deems appropriate, including by book-entry or direct registration (including transaction advices) or the issuance of one or more share certificates.
4.    SHARES SUBJECT TO THE PLAN
4.1    Number of Shares Available for Awards.
Subject to such additional Shares as shall be available for issuance under the Plan pursuant to Section 4.2, and subject to adjustment pursuant to Article 17, the maximum number of Shares reserved for issuance under the Plan (including, for the avoidance of doubt, Shares issued under the Plan prior to the amended and restatement of the Plan) shall be five million three hundred thousand (5,300,000) Shares (the “Share Limit”). Such Shares may be authorized and unissued Shares, treasury shares, or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee. Any of the Shares reserved and available for issuance under the Plan may be used for any type of Award under the Plan, and any or all of the Shares reserved for issuance under the Plan shall be available for issuance pursuant to Incentive Share Options.
4.2    Adjustments in Authorized Shares.
In connection with mergers, reorganizations, separations, or other transactions to which Code Section 424(a) applies, the Committee shall have the right to cause the Trust to assume awards previously granted under a compensatory plan of another business entity that is a party to such transaction and to grant Substitute Awards under the Plan for such awards. Shares available for issuance under a shareholder-approved plan of a business entity that is a party to such transaction (as appropriately adjusted, if necessary, to reflect such transaction) may be used for Awards under the Plan and shall not reduce the number of Shares otherwise available for issuance under the Plan, subject to applicable rules of any Stock Exchange or Securities Market on which the Shares are listed or publicly traded.
4.3    Share Usage.
(a)    Any Shares that are subject to Awards, including Shares acquired through dividend reinvestment pursuant to Article 10, will be counted against the Share Limit set forth in Section 4.1 as one (1) Share for every one (1) Share subject to an Award. The number of Shares subject to an Award of SARs will be counted against the Share Limit set forth in Section 4.1 as one (1) Share for every one (1) Share of subject to such Award regardless of the number of Shares actually issued to settle such SARs upon the exercise of the SARs. Notwithstanding the foregoing, the number of Shares deemed to be covered by Performance-Based Awards granted under the Plan and counted against the Share Limit set forth in Section 4.1 shall be determined by or in the manner approved from time to time by the Committee, but such number shall be adjusted to equal the actual number of Shares that are issued upon settlement of the Performance Based Awards.
(b)    If any Shares covered by an Award are not purchased or are forfeited or expire or if an Award otherwise terminates without delivery of any Shares subject thereto or is settled in cash in lieu of shares, then the number of Shares with respect to such Award shall, to the extent of any such forfeiture, termination, expiration, or settlement, again be available for making Awards under the Plan.
(c)    The number of Shares available for issuance under the Plan will not be increased by the number of Shares (i) tendered, withheld, or subject to an Award granted under the Plan surrendered in connection with the purchase of Shares upon exercise of an Option, (ii) that were not issued upon the net settlement or net exercise of a Share-settled SAR granted under the Plan, (iii) deducted or delivered from payment of an Award granted under the Plan in connection with the Trust’s tax withholding obligations as provided in Section 19.3, or (iv) purchased by the Trust with proceeds from Option exercises.
5.    TERM; AMENDMENT AND TERMINATION
5.1    Term.
The Plan was originally effective on May 12, 2016 (the “Original Effective Date”). Following the Original Effective Date, no awards were to be made under the Prior Plan. Notwithstanding the foregoing, Shares reserved under the Prior Plan to settle awards, including performance-based awards, which were made under the Prior Plan prior to the Original Effective Date may be issued and delivered following the Original Effective Date to settle such awards. The Plan, as amended and restated herein, was approved by the Board on April 9, 2024 and shall be effective, as amended and restated herein, subject to approval by the Company’s stockholders on the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the first to occur of (a) the tenth (10th) anniversary of the Effective Date, (b) the date determined in accordance with Section 5.2, and (c) the date determined in accordance with Section 17.3; provided further that Incentive Stock Options may not be granted under the Plan after April 9, 2034. Upon such termination of the Plan, all outstanding Awards shall continue to have full force and effect in accordance with the provisions of the terminated Plan and the applicable Award Agreement (or other documents evidencing such Awards).
5.2    Amendment, Suspension, and Termination.
The Board may, at any time and from time to time, amend, suspend, or terminate the Plan; provided that, with respect to Awards theretofore granted under the Plan, no amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair the rights or obligations under any such Award. The effectiveness of any amendment to the Plan shall be contingent on approval of such amendment by the Trust’s shareholders to the extent provided by the Board or required by Applicable Laws; provided that no amendment shall be made to the no-repricing provisions of Section 3.4, the Option pricing provisions of Section 8.1, or the SAR pricing provisions of Section 9.1 without the approval of the Trust’s shareholders.
6.    AWARD ELIGIBILITY AND LIMITATIONS
6.1    Eligible Grantees.
Subject to this Article 6, Awards may be made under the Plan to (a) any Service Provider, as the Committee shall determine and designate from time to time, and (b) any other individual whose participation in the Plan is determined to be in the best interests of the Trust by the Committee.
6.2    Limitation on Shares Subject to Awards and Cash Awards.
During any time when the Trust has any class of common equity securities registered under Section 12 of the Exchange Act, but subject to adjustment as provided in Article 17:

(a)    The maximum number of Shares that may be granted under the Plan, pursuant to Options or SARs, in a calendar year to any Person eligible for an Award under Section 6.1 is fifty thousand (50,000) Shares;
(b)    The maximum number of Shares that may be granted under the Plan, pursuant to Awards other than Options or SARs that are Share-denominated and are either Share- or cash-settled, in a calendar year to any Person eligible for an Award under Section 6.1 is three hundred fifty thousand (350,000) Shares; and
(c)    The maximum amount that may be paid as a cash-denominated Performance-Based Award for a Performance Period of twelve (12) months or less to any Person eligible for an Award under Section 6.1 shall be three million dollars ($3,000,000), and the maximum amount that may be paid as a cash-denominated Performance-Based Award for a Performance Period of greater than twelve (12) months to any Person eligible for an Award under Section 6.1 shall be five million dollars ($5,000,000).
6.3    Stand-Alone, Additional, Tandem, and Substitute Awards.
Subject to Section 3.4, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, (a) any other Award, (b) any award granted under another plan of the Trust, an Affiliate, or any business entity that has been a party to a transaction with the Trust or an Affiliate, or (c) any other right of a Grantee to receive payment from the Trust or an Affiliate. Such additional, tandem, exchange, or Substitute Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, or for an award granted under another plan of the Trust, an Affiliate, or any business entity that has been a party to a transaction with the Trust or an Affiliate, the Committee shall require the surrender of such other Award or award under such other plan in consideration for the grant of such exchange or Substitute Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash payments under other plans of the Trust or an Affiliate. Notwithstanding Section 8.1 and Section 9.1, but subject to Section 3.4, the Option Price of an Option or the SAR Price of a SAR that is a Substitute Award may be less than one hundred percent (100%) of the Fair Market Value of a Share on the original Grant Date; provided that such Option Price or SAR Price is determined in accordance with the principles of Code Section 424 for any Incentive Share Option and consistent with Code Section 409A for any other Option or SAR.
7.    AWARD AGREEMENT
Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, which shall be in such form or forms as the Committee shall from time to time determine. Award Agreements utilized under the Plan from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Nonqualified Share Options or Incentive Share Options, and, in the absence of such specification, such Options shall be deemed to constitute Nonqualified Share Options. In the event of any inconsistency between the Plan and an Award Agreement, the provisions of the Plan shall control.
8.    TERMS AND CONDITIONS OF OPTIONS
8.1    Option Price.
The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value of one (1) Share on the Grant Date; provided that, in the event that a Grantee is a

Ten Percent Shareholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Share Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of one (1) Share on the Grant Date. In no case shall the Option Price of any Option be less than the par value of one (1) Share.
8.2    Vesting and Exercisability.
Subject to Sections 8.3 and 17.3, each Option granted under the Plan shall become vested and/or exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement, in another agreement with the Grantee, or otherwise in writing; provided that no Option shall be granted to Grantees who are entitled to overtime under Applicable Laws that will vest or be exercisable within a six (6)-month period starting on the Grant Date.
8.3    Term.
Each Option granted under the Plan shall terminate, and all rights to purchase Shares thereunder shall cease, on the tenth (10th) anniversary of the Grant Date of such Option, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option; provided that, in the event that the Grantee is a Ten Percent Shareholder, an Option granted to such Grantee that is intended to be an Incentive Share Option shall not be exercisable after the fifth (5th) anniversary of the Grant Date of such Option; and provided, further, that, to the extent deemed necessary or appropriate by the Committee to reflect differences in local law, tax policy, or custom with respect to any Option granted to a Grantee who is a foreign national or is a natural Person who is employed outside the United States, such Option may terminate, and all rights to purchase Shares thereunder may cease, upon the expiration of a period longer than ten (10) years from the Grant Date of such Option as the Committee shall determine.
8.4    Termination of Service.
Each Award Agreement with respect to the grant of an Option shall set forth the extent to which the Grantee thereof, if at all, shall have the right to exercise such Option following termination of such Grantee’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.
8.5    Limitations on Exercise of Option.
Notwithstanding any provision of the Plan to the contrary, in no event may any Option be exercised, in whole or in part, after the occurrence of an event referred to in Article 17 which results in the termination of such Option.
8.6    Method of Exercise.
Subject to the terms of Article 15 and Section 19.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Trust or its designee or agent of notice of exercise on any business day, at the Trust’s principal office or the office of such designee or agent, on the form specified by the Trust and in accordance with any additional procedures specified by the Committee. Such notice shall specify the number of Shares with respect to which such Option is being exercised and shall be accompanied by payment in full of the Option Price of the Shares for which such Option is being exercised, plus the amount (if any) of federal and/or other taxes which the Trust may, in its judgment, be required to withhold with respect to the exercise of such Option.
8.7    Rights of Holders of Options.
Unless otherwise stated in the applicable Award Agreement, a Grantee or other Person holding or exercising an Option shall have none of the rights of a shareholder of the Trust (for example, the right to receive cash or dividend payments or distributions attributable to the Shares subject to such Option, to direct the voting of the Shares subject to such Option, or to receive notice of any meeting of the Trust’s shareholders) until the Shares subject thereto are fully paid and issued to such Grantee or other Person. Except as provided in Article 17, no adjustment shall be made for dividends, distributions, or other rights with respect to any Shares subject to an Option for which the record date is prior to the date of issuance of such Shares.
8.8    Delivery of Shares.
Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price with respect thereto, such Grantee shall be entitled to receive such evidence of such Grantee’s ownership of the Shares subject to such Option as shall be consistent with Section 3.6.
8.9    Transferability of Options.
Except as provided in Section 8.10, during the lifetime of a Grantee of an Option, only such Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.
8.10    Family Transfers.
If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Share Option to any Family Member. For the purpose of this Section 8.10, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights, or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer. Subsequent transfers of transferred Options shall be prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The provisions of Section 8.4 relating to termination of Service shall continue to be applied with respect to the original Grantee of the Option, following which such Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.
8.11    Limitations on Incentive Share Options.
An Option shall constitute an Incentive Share Option only (a) if the Grantee of such Option is an Employee of the Trust or any corporate Subsidiary, (b) to the extent specifically provided in the related Award Agreement, and (c) to the extent that the aggregate Fair Market Value (determined at the time such Option is granted) of the Shares with respect to which all Incentive Share Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Trust and its

Affiliates) does not exceed one hundred thousand dollars ($100,000). Except to the extent provided in the regulations under Code Section 422, this limitation shall be applied by taking Options into account in the order in which they were granted.
8.12    Notice of Disqualifying Disposition.
If any Grantee shall make any disposition of Shares issued pursuant to the exercise of an Incentive Share Option under the circumstances provided in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Trust of such disposition immediately but in no event later than ten (10) days thereafter.
9.    TERMS AND CONDITIONS OF SHARE APPRECIATION RIGHTS
9.1    Right to Payment and SAR Price.
A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of one (1) Share on the date of exercise, over (b) the SAR Price as determined by the Committee. The Award Agreement for a SAR shall specify the SAR Price, which shall be no less than the Fair Market Value of one (1) Share on the Grant Date of such SAR. SARs may be granted in tandem with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in combination with all or any part of any other Award, or without regard to any Option or other Award; provided that a SAR that is granted in tandem with all or part of an Option will have the same term, and expire at the same time, as the related Option; provided, further, that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Price that is no less than the Fair Market Value of one (1) Share on the Grant Date of such SAR.
9.2    Other Terms.
The Committee shall determine, on the Grant Date or thereafter, the time or times at which, and the circumstances under which, a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future Service requirements); the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions; the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares shall be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be granted in tandem or in combination with any other Award; and any and all other terms and conditions of any SAR; provided that no SARs shall be granted to Grantees who are entitled to overtime under Applicable Laws that will vest or be exercisable within a six (6)-month period starting on the Grant Date.
9.3    Term.
Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, on the tenth (10th) anniversary of the Grant Date of such SAR or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR.
9.4    Rights of Holders of SARs.
Unless otherwise stated in the applicable Award Agreement, a Grantee or other Person holding or exercising a SAR shall have none of the rights of a shareholder of the Trust (for example, the right to receive cash or dividend payments or distributions attributable to the Shares underlying such SAR, to direct the voting of the Shares underlying such SAR, or to receive notice of any meeting of the Trust’s shareholders) until the Shares underlying such SAR, if any, are issued to such Grantee or other Person. Except as provided in Article 17, no adjustment shall be made for dividends, distributions, or other rights with respect to any Shares underlying a SAR for which the record date is prior to the date of issuance of such Shares, if any.
9.5    Transferability of SARs.
Except as provided in Section 9.6, during the lifetime of a Grantee of a SAR, only the Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such SAR. Except as provided in Section 9.6, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.
9.6    Family Transfers.
If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.6, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights, or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 9.6, any such SAR shall continue to be subject to the same terms and conditions as were in effect immediately prior to such transfer. Subsequent transfers of transferred SARs shall be prohibited except to Family Members of the original Grantee in accordance with this Section 9.6 or by will or the laws of descent and distribution.
10.    TERMS AND CONDITIONS OF RESTRICTED SHARES, RESTRICTED SHARE UNITS, AND DEFERRED SHARE UNITS
10.1    Grant of Restricted Shares, Restricted Share Units, and Deferred Share Units.
Awards of Restricted Shares, Restricted Share Units, and Deferred Share Units may be made for consideration or for no consideration, other than the par value of the Shares, which shall be deemed paid by past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service to the Trust or an Affiliate.
10.2    Restrictions.
At the time a grant of Restricted Shares, Restricted Share Units, or Deferred Share Units is made, the Committee may, in its sole discretion, (a) establish a Restricted Period applicable to such Restricted Shares, Restricted Share Units, or Deferred Share Units and (b) prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the achievement of corporate or individual performance goals, which may be applicable to all or any portion of such Restricted Shares, Restricted Share Units, or Deferred Share Units as provided in Article 13. Awards of Restricted Shares, Restricted Share Units, and Deferred Share Units may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Awards.

10.3    Registration; Restricted Share Certificates.
Pursuant to Section 3.6, to the extent that ownership of Restricted Shares is evidenced by a book-entry registration or direct registration (including transaction advices), such registration shall be notated to evidence the restrictions imposed on such Award of Restricted Shares under the Plan and the applicable Award Agreement. Subject to Section 3.6 and the immediately following sentence, the Trust may issue, in the name of each Grantee to whom Restricted Shares have been granted, certificates representing the total number of Restricted Shares granted to the Grantee, as soon as reasonably practicable after the Grant Date of such Restricted Shares. The Committee may provide in an Award Agreement with respect to an Award of Restricted Shares that either (a) the Secretary of the Trust shall hold such certificates for such Grantee’s benefit until such time as such Restricted Shares are forfeited to the Trust or the restrictions applicable thereto lapse and such Grantee shall deliver a stock power to the Trust with respect to each certificate, or (b) such certificates shall be delivered to such Grantee, provided that such certificates shall bear legends that comply with Applicable Laws and make appropriate reference to the restrictions imposed on such Award of Restricted Shares under the Plan and such Award Agreement.
10.4    Rights of Holders of Restricted Shares.
Unless the Committee provides otherwise in an Award Agreement and subject to the restrictions set forth in the Plan, any applicable Trust program, and the applicable Award Agreement, holders of Restricted Shares shall have the right to vote such Restricted Shares and the right to receive any dividend payments or distributions declared or paid with respect to such Restricted Shares. The Committee may provide in an Award Agreement evidencing a grant of Restricted Shares that (a) any cash dividend payments or distributions paid on Restricted Shares shall be reinvested in Shares, which may or may not be subject to the same vesting conditions and restrictions as applicable to such underlying Restricted Shares or (b) any dividend payments or distributions declared or paid on Restricted Shares shall only be made or paid upon satisfaction of the vesting conditions and restrictions applicable to such Restricted Shares. Dividend payments or distributions declared or paid on Restricted Shares which vest or are earned based upon the achievement of performance goals shall not vest unless such performance goals for such Restricted Shares are achieved, and if such performance goals are not achieved, the Grantee of such Restricted Shares shall promptly forfeit and, to the extent already paid or distributed, repay to the Trust such dividend payments or distributions. All share dividend payments or distributions, if any, received by a Grantee with respect to Restricted Shares as a result of any share split, share dividend, combination of shares, or other similar transaction shall be subject to the same vesting conditions and restrictions as applicable to such underlying Restricted Shares.
10.5    Rights of Holders of Restricted Share Units and Deferred Share Units.
10.5.1    Voting and Dividend Rights.
Holders of Restricted Share Units and Deferred Share Units shall have no rights as shareholders of the Trust (for example, the right to receive dividend payments or distributions attributable to the Shares underlying such Restricted Share Units and Deferred Share Units, to direct the voting of the Shares underlying such Restricted Share Units and Deferred Share Units, or to receive notice of any meeting of the Trust’s shareholders).

10.5.2    Creditor’s Rights.
A holder of Restricted Share Units or Deferred Share Units shall have no rights other than those of a general unsecured creditor of the Trust. Restricted Share Units and Deferred Share Units represent unfunded and unsecured obligations of the Trust, subject to the terms and conditions of the applicable Award Agreement.
10.6    Termination of Service.
Unless the Committee provides otherwise in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, but prior to termination of Grantee’s Service, upon the termination of such Grantee’s Service, any Restricted Shares, Restricted Share Units, or Deferred Share Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of such Restricted Shares, Restricted Share Units, or Deferred Share Units, the Grantee thereof shall have no further rights with respect thereto, including any right to vote such Restricted Shares or any right to receive dividends or Dividend Equivalent Rights, as applicable, with respect to such Restricted Shares, Restricted Share Units, or Deferred Share Units.
10.7    Purchase of Restricted Shares and Shares Subject to Restricted Share Units and Deferred Share Units.
The Grantee of an Award of Restricted Shares, vested Restricted Share Units, or vested Deferred Share Units shall be required, to the extent required by Applicable Laws, to purchase such Restricted Shares or the Shares subject to such vested Restricted Share Units or Deferred Share Units from the Trust at a purchase price equal to the greater of (x) the aggregate par value of the Shares represented by such Restricted Shares or such vested Restricted Share Units or Deferred Share Units or (y) the purchase price, if any, specified in the Award Agreement relating to such Restricted Shares or such vested Restricted Share Units or Deferred Share Units. Such purchase price shall be payable in a form provided in Article 15 or, in the sole discretion of the Committee, in consideration for Service rendered or to be rendered by the Grantee to the Trust or an Affiliate.
10.8    Delivery of Shares.
Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Committee, including, without limitation, any performance goals or delayed delivery period, the restrictions applicable to Restricted Shares, Restricted Share Units, or Deferred Share Units settled in Shares shall lapse, and, unless otherwise provided in the applicable Award Agreement, a book-entry or direct registration (including transaction advices) or a certificate evidencing ownership of such Shares shall, consistent with Section 3.6, be issued, free of all such restrictions, to the Grantee thereof or such Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Restricted Share Unit or Deferred Share Unit once the Shares represented by such Restricted Share Unit or Deferred Share Unit have been delivered in accordance with this Section 10.8.
11.    TERMS AND CONDITIONS OF UNRESTRICTED SHARE AWARDS AND OTHER EQUITY-BASED AWARDS
11.1    Unrestricted Share Awards.
The Committee may, in its sole discretion, grant (or sell at the par value of a Share or at such other higher purchase price as shall be determined by the Committee) an Award to any Grantee pursuant to which such Grantee may receive Unrestricted Shares under the Plan. Awards of Unrestricted Shares may be granted or sold to any Grantee as provided in the immediately preceding sentence in respect of Service rendered or, if so provided in the related Award Agreement or a separate agreement, to be rendered by the Grantee to the Trust or an Affiliate or other valid consideration, in lieu of or in addition to any cash compensation due to such Grantee.
11.2    Other Equity-Based Awards.
The Committee may, in its sole discretion, grant Awards in the form of Other Equity-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this Section 11.2 may be granted with vesting, value, and/or payment contingent upon the achievement of one or more performance goals. The Committee shall determine the terms and conditions of Other Equity-Based Awards on the Grant Date or thereafter. Unless the Committee provides otherwise in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, but prior to termination of Grantee’s Service, upon the termination of a Grantee’s Service, any Other Equity-Based Awards held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of any Other Equity-Based Award, the Grantee thereof shall have no further rights with respect to such Other Equity-Based Award.
12.    TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS
12.1    Dividend Equivalent Rights.
A Dividend Equivalent Right may be granted hereunder, provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement therefor. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently (with or without being subject to forfeiture or a repayment obligation) or may be deemed to be reinvested in additional Shares or Awards, which may thereafter accrue additional Dividend Equivalent Rights (with or without being subject to forfeiture or a repayment obligation). Any such reinvestment shall be at the Fair Market Value thereof on the date of such reinvestment. Dividend Equivalent Rights may be settled in cash, Shares, or a combination thereof, in a single installment or in multiple installments, all as determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award may (a) provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award or (b) contain terms and conditions which are different from the terms and conditions of such other Award, provided that Dividend Equivalent Rights credited pursuant to a Dividend Equivalent Right granted as a component of another Award which vests or is otherwise earned based upon the achievement of performance goals shall not vest unless such performance goals for such underlying Award are achieved, and if such performance goals are not achieved, the Grantee of such Dividend Equivalent Rights shall promptly forfeit and, to the extent already paid or distributed, repay to the Trust payments or distributions made in connection with such Dividend Equivalent Rights.
12.2    Termination of Service.
Unless the Committee provides otherwise in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon such Grantee’s termination of Service for any reason.

13.    TERMS AND CONDITIONS OF PERFORMANCE-BASED AWARDS
13.1    Grant of Performance-Based Awards.
Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance-Based Awards in such amounts and upon such terms as the Committee shall determine.
13.2    Value of Performance-Based Awards.
Each grant of a Performance-Based Award shall have an initial cash value or an actual or target number of Shares that is established by the Committee as of the Grant Date. The Committee shall set performance goals in its discretion which, depending on the extent to which they are achieved, shall determine the value and/or number of Shares subject to a Performance-Based Award that will be paid out to the Grantee thereof.
13.3    Earning of Performance-Based Awards.
Subject to the terms of the Plan, in particular Section 13.5.3, after the applicable Performance Period has ended, the Grantee of a Performance-Based Award shall be entitled to receive a payout of the value earned under such Performance-Based Award by such Grantee over such Performance Period.
13.4    Form and Timing of Payment of Performance-Based Awards.
Payment of the value earned under Performance-Based Awards shall be made, as determined by the Committee, in the form, at the time, and in the manner described in the applicable Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, (i) may pay the value earned under Performance-Based Awards in the form of cash, Shares, other Awards, or a combination thereof, including Shares and/or Awards that are subject to any restrictions deemed appropriate by the Committee, and (ii) shall pay the value earned under Performance-Based Awards at the close of the applicable Performance Period, or as soon as reasonably practicable after the Committee has determined that the performance goal or goals relating thereto have been achieved; provided that, unless specifically provided in the Award Agreement for such Performance-Based Awards, such payment shall occur no later than the fifteenth (15th) day of the third (3rd) month following the end of the calendar year in which such Performance Period ends.
13.5    Performance Conditions.
The right of a Grantee to exercise or to receive a grant or settlement of any Performance-Based Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions.
13.5.1    Performance Goals Generally.
The performance goals for Performance-Based Awards may consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria as specified by the Committee consistent with this Section 13.5. The Committee may determine that such Awards shall be granted, exercised, and/or settled upon achievement of any single performance goal or of two (2) or more performance goals. Performance goals may differ for Performance-Based Awards granted to any one Grantee or to different Grantees.

13.5.2    Timing For Establishing Performance Goals.
Performance goals for any Performance-Based Award may, in the Committee’s sole discretion, be established at the beginning of any Performance Period applicable to such Performance-Based Award.
13.5.3    Payment of Awards; Other Terms.
Payment of Performance-Based Awards shall be in cash, Shares, other Awards, or a combination thereof, including Shares and/or Awards that are subject to any restrictions deemed appropriate by the Committee, in each case as determined in the sole discretion of the Committee. The Committee may, in its sole discretion, reduce the amount of a payment otherwise to be made in connection with such Performance-Based Awards. The Committee shall specify the circumstances in which such Performance-Based Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a Performance Period or settlement of such Performance-Based Awards. In the event payment of the Performance-Based Award is made in the form of another Award subject to Service-based vesting, the Committee shall specify the circumstances in which the payment Award will be paid or forfeited in the event of a termination of Service.
13.5.4    Performance Measures.
The performance goals upon which the vesting or payment of a Performance-Based Award may include the following Performance Measures (or such other criteria as the Committee deems appropriate):
(a)    net earnings or net income;
(b)    operating earnings or net operating income, including growth measures;
(c)    pretax earnings;
(d)    earnings per share;
(e)    share price, including growth measures and total shareholder return (both absolute and relative);
(f)    earnings before interest and taxes;
(g)    earnings before interest, taxes, depreciation, and/or amortization (“EBITDA”) or net debt to EBITDA;
(h)    (A) EBITDA, (B) funds from operations, or (C) funds or cash available for distribution, in any case, as the Company may adjust from time to time;
(i)    sales or revenue growth or targets, whether in general or by type of product, service, or customer;
(j)    gross or operating margins;
(k)    return measures, including return on assets, capital investment, equity, sales, or revenue;
(l)    cash flow, including:

•    operating cash flow;
•     free cash flow, defined as earnings before interest, taxes, depreciation, and/or amortization (as the Company may adjust from time to time) less capital expenditures;
•    levered free cash flow, defined as free cash flow less interest expense;
•     cash flow return on equity; and
•    cash flow return on investment;
(m)    productivity ratios;
(n)    costs, reductions in cost, and cost control measures;
(o)    expense targets;
(p)    market or market segment share or penetration;
(q)    financial ratios as provided in credit agreements of the Trust and its subsidiaries;
(r)    working capital targets;
(s)    completion of acquisitions of assets, businesses or companies;
(t)    completion of divestitures and asset sales;
(u)    regulatory achievements or compliance;
(v)    customer satisfaction measurements;
(w)    execution of contractual arrangements or satisfaction of contractual requirements or milestones;
(x)    product development achievements; and
(y)    any combination of the foregoing business criteria.
For the avoidance of doubt, nothing herein is intended to prevent the Committee from granting Performance-Based Awards that are based on the attainment or performance of qualitative conditions, measures, criteria or goals. Performance under any of the foregoing Performance Measures (or such other events as the Committee deems appropriate) (a) may be used to measure the performance of (i) the Trust, its Subsidiaries, and other Affiliates as a whole, (ii) the Trust, any Subsidiary, any other Affiliate, or any combination thereof, or (iii) any one or more business units or operating segments of the Trust, any Subsidiary, and/or any other Affiliate, in each case as the Committee, in its sole discretion, deems appropriate and (b) may be compared to the performance of one or more other companies or one or more published or special indices designated or approved by the Committee for such comparison, as the Committee, in its sole discretion, deems appropriate. In addition, the Committee, in its sole discretion, may select performance under the Performance Measure specified in clause (e) above for comparison to performance under one or more stock market indices designated or approved by the Committee. The Committee shall also have the authority to provide for accelerated vesting of any Performance-Based Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 13.
13.5.5    Evaluation of Performance.
The Committee may provide in any Performance-Based Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period (or such other events as the Committee deems appropriate): (a) asset write-downs; (b) litigation or claims, judgments, or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization or restructuring events or programs; (e) extraordinary, non-core, non-operating, or non-recurring items and items that are either of an unusual nature or of a type that indicates infrequency of occurrence as a separate component of income from continuing operations; (f) acquisitions or divestitures and related expenses; (g) foreign exchange gains and losses; (h) impact of Shares purchased through share repurchase programs; (i) tax valuation allowance reversals; (j) impairment expense; and (k) environmental expense.
14.    TERMS AND CONDITIONS OF LTIP UNITS
14.1    General. LTIP Units are intended to be profits interests in the Operating Partnership, the rights and features of which, if applicable, will be set forth in the Operating Partnership Agreement and an applicable Award Agreement. Subject to the terms and provisions of the Plan and the Operating Partnership Agreement, the Committee, at any time and from time to time, may grant LTIP Units to any person eligible for an Award under Section 6.1 in such amounts and upon such terms as the Committee shall determine. LTIP Units must be granted for Service to the Operating Partnership or, to the extent the LTIP Units could still constitute profits interests, any Affiliate of the Operating Partnership.
14.2    Vesting. Subject to Article 17, each LTIP Unit granted under the Plan shall vest at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement.
15.    FORMS OF PAYMENT
15.1    General Rule.
Payment of the Option Price for the Shares purchased pursuant to the exercise of an Option or the purchase price, if any, for Restricted Shares, vested Restricted Share Units, and/or vested Deferred Share Units shall be made in cash or in cash equivalents acceptable to the Trust.
15.2    Surrender of Shares.
To the extent that the applicable Award Agreement so provides, payment of the Option Price for Shares purchased pursuant to the exercise of an Option or the purchase price, if any, for Restricted Shares, vested Restricted Share Units, and/or vested Deferred Share Units may be made all or in part through the tender or attestation to the Trust of Shares, which shall be valued, for purposes of determining the extent to which such Option Price or purchase price has been paid thereby, at their Fair Market Value on the date of such tender or attestation.

15.3    Cashless Exercise.
To the extent permitted by Applicable Laws and to the extent the Award Agreement so provides, payment of the Option Price for Shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Trust to sell Shares and to deliver all or part of the proceeds of such sale to the Trust in payment of such Option Price and/or any withholding taxes described in Section 19.3.
15.4    Other Forms of Payment.
To the extent that the applicable Award Agreement so provides and/or unless otherwise specified in an Award Agreement, payment of the Option Price for Shares purchased pursuant to exercise of an Option or the purchase price, if any, for Restricted Shares, vested Restricted Share Units, and/or vested Deferred Share Units may be made in any other form that is consistent with Applicable Laws, including (a) with respect to Restricted Shares, vested Restricted Share Units, and/or vested Deferred Share Units only, Service rendered or to be rendered by the Grantee thereof to the Trust or an Affiliate and (b) with the consent of the Trust, by withholding the number of Shares that would otherwise vest or be issuable in an amount equal in value to the Option Price or purchase price and/or the required tax withholding amount.
16.    REQUIREMENTS OF LAW
16.1    General.
The Trust shall not be required to offer, sell, or issue any Shares under any Award, whether pursuant to the exercise of an Option, a SAR, or otherwise, if the offer, sale, or issuance of such Shares would constitute a violation by the Grantee, the Trust, an Affiliate, or any other Person of any provision of the Trust’s declaration of trust or bylaws or of Applicable Laws, including any federal or state securities laws or regulations, or would impair the Trust’s status as a real estate investment trust for federal income tax purposes. If at any time the Trust shall determine, in its discretion, that the listing, registration, or qualification of any Shares subject to an Award upon any Stock Exchange or Securities Market or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the offering, sale, issuance, or purchase of Shares in connection with any Award, no Shares may be offered, sold, or issued to the Grantee or any other Person under such Award, whether pursuant to the exercise of an Option, a SAR, or otherwise, unless such listing, registration, or qualification shall have been effected or obtained free of any conditions not acceptable to the Trust, and any delay caused thereby shall in no way affect the date of termination of such Award. Without limiting the generality of the foregoing, upon the exercise of any Option or any SAR that may be settled in Shares or the delivery of any Shares underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the Shares subject to such Award, the Trust shall not be required to offer, sell, or issue such Shares unless the Committee shall have received evidence satisfactory to it that the Grantee or any other Person exercising such Option or SAR or accepting delivery of such Shares may acquire such Shares pursuant to an exemption from registration under the Securities Act. Any determination by the Committee in connection with the foregoing shall be final, binding, and conclusive. The Trust may register, but shall in no event be obligated to register, any Shares or other securities issuable pursuant to the Plan pursuant to the Securities Act. The Trust shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of Shares or other securities issuable pursuant to the Plan or any Award to comply with any Applicable Laws. As to any jurisdiction that expressly imposes the requirement that an Option or SAR that may be settled in Shares shall not be exercisable until the Shares subject to such Option or SAR are registered under the securities laws thereof or are exempt from such registration, the exercise of such Option or SAR under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.
16.2    Rule 16b-3.
During any time when the Trust has any class of common equity securities registered under Section 12 of the Exchange Act, it is the intention of the Trust that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder that would otherwise be subject to Section 16(b) of the Exchange Act shall qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of such Rule 16b-3, such provision or action shall be deemed inoperative with respect to such Awards to the extent permitted by Applicable Laws and deemed advisable by the Committee and shall not affect the validity of the Plan. In the event that such Rule 16b-3 is revised or replaced, the Committee may exercise its discretion to modify the Plan in any respect necessary or advisable in its judgment to satisfy the requirements of, or to permit the Trust to avail itself of the benefits of, the revised exemption or its replacement.
17.    EFFECT OF CHANGES IN CAPITALIZATION
17.1    Changes in Shares.
If the number of outstanding Shares is increased or decreased or the Shares are changed into or exchanged for a different number of Shares or kind of Capital Stock or other securities of the Trust on account of any recapitalization, reclassification, share split, reverse share split, spin-off, combination of shares, exchange of shares, share dividend or other distribution payable in capital stock, or other increase or decrease in Shares effected without receipt of consideration by the Trust occurring after the Effective Date, the number and kinds of shares of Capital Stock for which grants of Options and other Awards may be made under the Plan, including the Share Limit set forth in Section 4.1 and the individual share limitations set forth in Section 6.2, shall be adjusted proportionately and accordingly by the Committee. In addition, the number and kind of shares of Capital Stock for which Awards are outstanding shall be adjusted proportionately and accordingly by the Committee so that the proportionate interest of the Grantee therein immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Price payable with respect to shares that are subject to the unexercised portion of such outstanding Options or SARs, as applicable, but shall include a corresponding proportionate adjustment in the per share Option Price or SAR Price, as the case may be. The conversion of any convertible securities of the Trust shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Trust’s shareholders of securities of any other entity or other assets (including an extraordinary dividend, but excluding a non-extraordinary dividend, declared and paid by the Trust) without receipt of consideration by the Trust, the Board or the Committee constituted pursuant to Section 3.1.2 shall, in such manner as the Board or the Committee deems appropriate, adjust (a) the number and kind of shares of Capital Stock subject to outstanding Awards and/or (b) the aggregate and per share Option Price of outstanding Options and the aggregate and per share SAR Price of outstanding SARs as required to reflect such distribution.
17.2    Reorganization Which Does not Constitute a Change in Control.
If the Trust shall, directly or indirectly, be a party to any reorganization, merger, or consolidation with one or more other entities, which does not constitute a Change in Control, or effect an Internal Reorganization, any Award theretofore granted pursuant to the Plan shall pertain to and apply to the Capital Stock to which a holder of the number of Shares subject to such Award would have been entitled immediately following such reorganization, merger, consolidation or Internal Reorganization, with a corresponding proportionate adjustment of the per share Option Price or SAR Price of any outstanding Option or SAR so that the aggregate Option Price or SAR Price thereafter shall be the same as the aggregate Option Price or SAR Price of the Shares remaining subject to the Option or SAR as in effect immediately prior to such reorganization, merger, consolidation, or Internal Reorganization. Subject to any contrary language in an Award Agreement, in another agreement with the Grantee, or as otherwise set forth in writing, any restrictions applicable to such Award shall apply as well to any replacement shares of Capital Stock subject to such Award, or received by the Grantee, as a result of such reorganization, merger, consolidation, or Reorganization. In the event of any reorganization, merger, or consolidation of the Trust referred to in this Section 17.2 or an Internal Reorganization, Performance-Based Awards shall be adjusted (including any adjustment to the Performance Measures applicable to such Awards deemed appropriate by the Committee) so as to apply to the Capital Stock that a holder of the number of Shares subject to the Performance-Based Awards would have been entitled to receive immediately following such reorganization, merger, consolidation or Internal Reorganization.
Notwithstanding anything to the contrary contained herein, (i) no payments or benefits will become payable hereunder or under any Award Agreement or be triggered for any purpose in the event of any internal reorganization (whether by merger, consolidation, reorganization, combination, contribution, distribution, asset transfer or otherwise) or restructuring involving the Trust or any of its Affiliates, including any such reorganization or restructuring pursuant to a merger or other combination involving the Trust in which an Affiliate of the Trust survives or succeeds as a publicly-traded entity (including, without limitation, by virtue of a triangular merger structure) and/or any such reorganization or restructuring undertaken in connection with implementation of an umbrella partnership REIT or downREIT structure (an “Internal Reorganization”), (ii) in connection with any Internal Reorganization, the Committee shall have the authority to transfer and assign the Plan and all related agreements, including Award Agreements, to a direct or indirect subsidiary of the Trust as part of such Internal Reorganization, subject to compliance with applicable law, and (iii) if any Internal Reorganization results in a transfer of a Grantee’s Service from the Trust to one of its direct or indirect subsidiaries, such a transfer shall not be considered or interpreted as a termination of employment or Separation from Service under any other similar provision that addresses an involuntary termination of employment or Service.
17.3    Change in Control in which Awards are not Assumed.
Except as otherwise provided in the applicable Award Agreement, in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Awards are not being assumed or continued, the following provisions shall apply to such Award, to the extent not assumed or continued:
(a)    Immediately prior to the occurrence of such Change in Control, in each case with the exception of Performance-Based Awards, all outstanding Restricted Shares, all LTIP Units and all Restricted Share Units, Deferred Share Units, and Dividend Equivalent Rights shall be deemed to have vested, and all Shares and/or cash subject to such Awards shall be delivered; and either of the following two (2) actions shall be taken:
(i)    At least fifteen (15) days prior to the scheduled consummation of such Change in Control, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen (15) days. Any exercise of an Option or SAR during this fifteen (15)-day period shall be conditioned upon the consummation of the applicable Change in Control and shall be effective only immediately before the consummation thereof, and upon consummation of such Change in Control, the Plan and all outstanding but unexercised Options and

SARs shall terminate, with or without consideration (including, without limitation, consideration in accordance with clause (ii) below) as determined by the Committee in its sole discretion. The Committee shall send notice of an event that shall result in such a termination to all Persons who hold Options and SARs not later than the time at which the Trust gives notice thereof to its shareholders.
or
(ii)    The Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, SARs, Restricted Shares, Restricted Share Units, Deferred Share Units, and/or Dividend Equivalent Rights and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or Capital Stock having a value (as determined by the Committee acting in good faith), in the case of Restricted Shares, Restricted Share Units, Deferred Share Units, and Dividend Equivalent Rights (for Shares subject thereto), equal to the formula or fixed price per share paid to holders of Shares pursuant to such Change in Control and, in the case of Options or SARs, equal to the product of the number of Shares subject to such Options or SARs multiplied by the amount, if any, by which (x) the formula or fixed price per share paid to holders of Shares pursuant to such transaction exceeds (y) the Option Price or SAR Price applicable to such Options or SARs.
(b)    For Performance-Based Awards, if less than half of the Performance Period has lapsed, such Performance-Based Awards shall be treated as though target performance has been achieved. If at least half of the Performance Period has lapsed, actual performance to date shall be determined as of a date reasonably proximal to the date of consummation of the Change in Control as determined by the Committee in its sole discretion, and that level of performance thus determined shall be treated as achieved immediately prior to occurrence of the Change in Control. For purposes of the preceding sentence, if, based on the discretion of the Committee, actual performance is not determinable, the Performance-Based Awards shall be treated as though target performance has been achieved. After application of this Section 17.3(b), if any Awards arise from application of this Article 6, such Awards shall be settled under the applicable provision of Section 17.3(a).
(c)    Other Equity-Based Awards shall be governed by the terms of the applicable Award Agreement.
17.4    Change in Control in which Awards are Assumed.
Except as otherwise provided in the applicable Award Agreement, in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Awards are being assumed or continued, the following provisions shall apply to such Award, to the extent assumed or continued:
The Plan and the Options, SARs, Restricted Shares, Restricted Share Units, Deferred Share Units, Dividend Equivalent Rights, and Other Equity-Based Awards granted under the Plan shall continue in the manner and under the terms so provided in the event of any Change in Control to the extent that provision is made in writing in connection with such Change in Control for the assumption or continuation of such Options, SARs, Restricted Shares, Restricted Share Units, Deferred Share Units, Dividend Equivalent Rights, and Other Equity-Based Awards, or for the substitution for such Options, SARs, Restricted Shares, Restricted Share Units, Deferred Share Units, Dividend Equivalent Rights, and Other Equity-Based Awards of new stock options, share appreciation rights, restricted shares restricted share units, deferred share units, dividend equivalent rights, and other equity-based awards relating to the Capital Stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and exercise prices of options and share appreciation rights.

17.5    Adjustments.
Adjustments under this Article 17 related to Shares or other Capital Stock of the Trust shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Committee may provide in the applicable Award Agreement as of the Grant Date, in another agreement with the Grantee, or otherwise in writing at any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those provided in Sections 17.1, 17.2, 17.3, and 17.4. This Article 17 shall not limit the Committee’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of a change in control event involving the Trust that is not a Change in Control.
17.6    No Limitations on Trust.
The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Trust to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets (including all or any part of the business or assets of any Subsidiary or other Affiliate) or to engage in any other transaction or activity.
18.    PARACHUTE LIMITATIONS
If any Grantee is a Disqualified Individual, then, notwithstanding any other provision of the Plan or of any Other Agreement to the contrary and notwithstanding any Benefit Arrangement, any right of the Grantee to any exercise, vesting, payment, or benefit under the Plan shall be reduced or eliminated:
(a)    to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment, or benefit to the Grantee under the Plan to be considered a Parachute Payment; and
(b)    if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Trust under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.
Except as required by Code Section 409A or to the extent that Code Section 409A permits discretion, the Committee shall have the right, in the Committee’s sole discretion, to designate those rights, payments, or benefits under the Plan, all Other Agreements, and all Benefit Arrangements that should be reduced or eliminated so as to avoid having such rights, payments, or benefits be considered a Parachute Payment; provided, however, to the extent any payment or benefit constitutes deferred compensation under Code Section 409A, in order to comply with Code Section 409A, the Trust shall instead accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Performance-Based Awards, then by reducing or eliminating any accelerated vesting of Options or SARs, then by reducing or eliminating any accelerated vesting of Restricted Shares, Restricted Share Units, or Deferred Share Units, then by reducing or eliminating any other remaining Parachute Payments. In no event shall any Grantee be entitled to a gross-up payment for any taxes imposed under Code Sections 409A, 280G or otherwise.

19.    GENERAL PROVISIONS
19.1    Disclaimer of Rights.
No provision in the Plan, any Award, or any Award Agreement shall be construed (a) to confer upon any individual the right to remain in the Service of the Trust or an Affiliate, (b) to interfere in any way with any contractual or other right or authority of the Trust or an Affiliate either to increase or decrease the compensation or other payments to any Person at any time, or (c) to terminate any Service or other relationship between any Person and the Trust or an Affiliate. In addition, notwithstanding any provision of the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, in another agreement with the Grantee, or otherwise in writing, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee thereof, so long as such Grantee continues to provide Service. The obligation of the Trust to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts provided herein, in the manner and under the conditions prescribed herein. The Plan and Awards shall in no way be interpreted to require the Trust to transfer any amounts to a third-party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.
19.2    Nonexclusivity of the Plan.
Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Trust for approval shall be construed as creating any limitations upon the right and authority of the Board or the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board or the Committee in their discretion determine desirable.
19.3    Withholding Taxes.
The Trust or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by Applicable Laws to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any Shares upon the exercise of an Option or pursuant to any other Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay in cash to the Trust or an Affiliate, as the case may be, any amount that the Trust or such Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Trust or an Affiliate, which may be withheld by the Trust or such Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such withholding obligation, in whole or in part, (a) by causing the Trust or such Affiliate to withhold Shares otherwise issuable to the Grantee or (b) by delivering to the Trust or such Affiliate Shares already owned by the Grantee. The Shares so withheld or delivered shall have an aggregate Fair Market Value equal to such withholding obligation. A Grantee who has made an election pursuant to this Section 19.3 may satisfy such Grantee’s withholding obligation only with Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.
19.4    Captions.
The use of captions in the Plan or any Award Agreement is for convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

19.5    Construction.
Unless the context otherwise requires, all references in the Plan to “including” shall mean “including without limitation.”
19.6    Other Provisions.
Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.
19.7    Number and Gender.
With respect to words used in the Plan, the singular form shall include the plural form, and the masculine gender shall include the feminine gender, as the context requires.
19.8    Severability.
If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.
19.9    Governing Law.
The validity and construction of the Plan and the instruments evidencing the Awards hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.
19.10    Section 409A of the Code.
The Plan is intended to comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan will be interpreted and administered to be in compliance with Code Section 409A. Any payments described in the Plan that are due within the Short-Term Deferral Period will not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding any provision of the Plan to the contrary, to the extent required to avoid accelerated taxation and tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6)-month period immediately following the Grantee’s Separation from Service will instead be paid on the first payroll date after the six (6)-month anniversary of the Grantee’s Separation from Service (or the Grantee’s death, if earlier).
Furthermore, notwithstanding anything in the Plan to the contrary, in the case of an Award that is characterized as deferred compensation under Code Section 409A, and pursuant to which settlement and delivery of the cash or Shares subject to the Award is triggered based on a Change in Control, in no event will a Change in Control be deemed to have occurred for purposes of such settlement and delivery of cash or Shares if the transaction is not also a “change in the ownership or effective control of” the Trust or “a change in the ownership of a substantial portion of the assets of” the Trust as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). If an Award characterized as deferred compensation under Code Section 409A is not settled and delivered on account of the provision of the preceding sentence, the settlement and delivery shall occur on the next succeeding settlement and delivery triggering event that is a permissible triggering event under Code Section 409A. No provision of this paragraph shall in any way affect the determination of a Change in Control for purposes of vesting in an Award that is characterized as deferred compensation under Code Section 409A.
Notwithstanding the foregoing, neither the Trust nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Grantee under Code Section 409A, and neither the Trust or an Affiliate nor the Board or the Committee will have any liability to any Grantee for such tax or penalty.
19.11    Limitation on Liability.

No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Award Agreement. Notwithstanding any provision of the Plan to the contrary, neither the Trust, an Affiliate, the Board, the Committee, nor any person acting on behalf of the Trust, an Affiliate, the Board, or the Committee will be liable to any Grantee or to the estate or beneficiary of any Grantee or to any other holder of an Award under the Plan by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Code Section 422 or Code Section 409A or by reason of Code Section 4999, or otherwise asserted with respect to the Award; provided, that this Section 19.11 shall not affect any of the rights or obligations set forth in an applicable agreement between the Grantee and the Trust or an Affiliate.

To record adoption of the amendment and restatement of the Plan by the Board as of April 9, 2024 and approval of the amendment and restatement of the Plan by the Trust’s shareholders as of May 30, 2024 the Trust has caused its authorized officer to execute the Plan.

ELME COMMUNITIES

By: /s/ W. Drew Hammond
Name:	W. Drew Hammond
Title:	Senior Vice President, Chief Administrative Officer and Treasurer

Signature Page to the Elme Communities 2016 Omnibus Incentive Plan